Exhibit 99.1

Capitala Finance Corp. Reports Third Quarter 2019 Results

CHARLOTTE, NC, November 4, 2019--Capitala Finance Corp. (Nasdaq:CPTA) ("Capitala", the “Company”, “we”, “us”, or “our”) today announced its financial results for the third quarter of 2019.

Third Quarter Highlights

•	Deployed $13.9 million during the quarter, consisting of $13.2 million in first lien debt and $0.7 million second lien debt. The weighted average yield on debt investments during the period was 10.6%
•	Closed credit facility for Capitala Senior Loan Fund II, LLC, enhancing our ability to originate unitranche debt investments across the Capitala platform, including Capitala Finance Corp.

Management Commentary

In describing the Company’s third quarter activities, Joseph B. Alala, III, Chairman and Chief Executive Officer, stated, “During the third quarter of 2019, we earned a 4.5% return on equity. We anticipate closing several new investments prior to year-end, providing support to net investment income after two quarters of net repayments. Platform liquidity will allow us to remain active investors in the lower middle market. Our investment adviser’s recently announced partnership with Mitsui USA is expected to provide the Capitala platform, including Capitala Finance Corp., with additional resources for the growth of our credit and equity strategies focused on investing in small businesses located across North America.”

Third Quarter 2019 Financial Results

During the third quarter of 2019, the Company originated $13.9 million of new investments, and received $33.2 million of repayments. First lien investments totaled $13.2 million, while second lien investments totaled $0.7 million. The weighted average yield on third quarter investments was 10.6%.

Total investment income was $10.1 million for the third quarter of 2019, compared to $11.5 million in the third quarter of 2018. Interest and fee income was $2.2 million lower in third quarter of 2019 as compared to 2018, partially offset by an increase of $1.1 million in dividend income for the comparable periods. Dividend income for the third quarter of 2019 included $0.8 million from Micro Precision, LLC and $0.3 million from Capitala Senior Loan Fund II, LLC.

Total expenses for the third quarter of 2019 were $7.1 million, compared to $7.7 million for the comparable period in 2018. Interest and financing expenses were $0.2 million lower in the third quarter of 2019 as compared to 2018, while base management fees decreased by $0.3 million for the comparable periods.

Net investment income for the third quarter of 2019 was $3.0 million, or $0.18 per share, compared to $3.9 million, or $0.24 per share, for the same period in 2018.

Net realized gains were $12 thousand for the third quarter of 2019, compared to $6.3 million of net realized gains for the third quarter of 2018.

Net unrealized depreciation totaled $1.3 million, or $0.08 per share, for the third quarter of 2019, compared to depreciation of $22.0 million for the third quarter of 2018.

The net increase in net assets resulting from operations was $1.7 million for the third quarter of 2019, or $0.11 per share, compared to a net decrease of $11.9 million, or $0.74 per share, for the same period in 2018.

Investment Portfolio

As of September 30, 2019, our portfolio consisted of 40 companies with a fair market value of $371.4 million and a cost basis of $359.6 million. First lien debt investments represented 59.3% of the portfolio, second lien and subordinated debt investments collectively represented 16.0% of the portfolio, equity/warrant investments represented 21.0% of the portfolio, and our investment in Capitala Senior Loan Fund II, LLC represented 3.7% of the portfolio, based on fair values at September 30, 2019. The weighted average yield on our debt portfolio was 11.5% at September 30, 2019.

At September 30, 2019, non-accrual balances totaled $25.8 million and $15.8 million, on a cost basis and fair value basis, respectively. Non-accrual loans, on a cost basis and fair value basis, represented 7.2% and 4.3%, respectively, of the portfolio at September 30, 2019, compared to 4.9% and 2.1%, respectively, at December 31, 2018.

Liquidity and Capital Resources

At September 30, 2019, the Company had $62.8 million in cash and cash equivalents. In addition, the Company had SBA debentures outstanding totaling $150.0 million with an annual weighted average interest rate of 3.16%, $75.0 million of fixed rate notes bearing an interest rate of 6.00%, and $52.1 million of convertible notes bearing an interest rate of 5.75%. At September 30, 2019, the Company had no outstanding balance and $114.5 million available under its senior secured revolving credit facility, which is priced at LIBOR plus 3.0%.

Third Quarter 2019 Financial Results Conference Call

Management will host a conference call to discuss the operating and financial results at 8:30 a.m. on Tuesday, November 5, 2019. To participate in the conference call, please dial 1-877-312-5507 approximately 10 minutes prior to the call. A live webcast of the conference will be available at http://investor.CapitalaGroup.com.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in first and second lien loans, subordinated debt and, to a lesser extent, equity securities issued by lower middle market companies. The Company is managed by Capitala Investment Advisors, LLC. For more information on Capitala, or to automatically receive email notifications of Company financial information, press releases, stock alerts, or other corporate filings, please visit the Investor Relations section of our website.

About Capitala Group

Capitala Group is a $3.0 billion asset management firm that has been providing capital to lower middle market companies throughout North America for twenty years. Since its inception in 1998, Capitala Group has invested in over 150 companies and seeks to partner with strong management teams to create value and generate superior risk-adjusted returns for its individual and institutional investors. For more information, visit Capitala Group’s website at www.CapitalaGroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SOURCE: Capitala Finance Corp.

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com

Capitala Finance Corp.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	As of
	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments at fair value
Non-control/non-affiliate investments (amortized cost of $248,479 and $280,114, respectively)	$259,747	$286,843
Affiliate investments (amortized cost of $74,435 and $72,300, respectively)	91,355	92,939
Control investments (amortized cost of $36,659 and $67,556, respectively)	20,249	69,145
Total investments at fair value (amortized cost of $359,573 and $419,970, respectively)	371,351	448,927
Cash and cash equivalents	62,776	39,295
Interest and dividend receivable	1,572	3,778
Prepaid expenses	117	454
Deferred tax asset, net	-	628
Other assets	114	83
Total assets	$435,930	$493,165

LIABILITIES
SBA debentures (net of deferred financing costs of $1,129 and $1,688, respectively)	$148,871	$164,012
2022 Notes (net of deferred financing costs of $1,585 and $1,987, respectively)	73,415	73,013
2022 Convertible Notes (net of deferred financing costs of $1,003 and $1,259, respectively)	51,085	50,829
Credit Facility (net of deferred financing costs of $727 and $983, respectively)	(727)	9,017
Management and incentive fees payable	3,509	2,487
Interest and financing fees payable	1,440	3,063
Trade settlement payable	6,442	-
Accounts payable and accrued expenses	14	100
Total liabilities	$284,049	$302,521

NET ASSETS
Common stock, par value $0.01, 100,000,000 common shares authorized, 16,161,075 and 16,051,547 common shares issued and outstanding, respectively	$162	$161
Additional paid in capital	242,639	241,757
Total distributable loss	(90,920)	(51,274)
Total net assets	$151,881	$190,644
Total liabilities and net assets	$435,930	$493,165

Net asset value per share	$9.40	$11.88

Capitala Finance Corp.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
INVESTMENT INCOME
Interest and fee income:
Non-control/non-affiliate investments	$6,270	$6,692	$21,096	$20,915
Affiliate investments	1,898	1,852	6,578	5,870
Control investments	115	1,898	1,421	5,585
Total interest and fee income	8,283	10,442	29,095	32,370
Payment-in-kind interest income:
Non-control/non-affiliate investments	388	350	1,283	1,482
Affiliate investments	235	343	611	1,118
Control investments	-	295	372	715
Total payment-in-kind interest income	623	988	2,266	3,315
Dividend income:
Non-control/non-affiliate investments	-	-	1,281	59
Affiliate investments	25	29	25	87
Control investments	1,134	25	1,584	75
Total dividend income	1,159	54	2,890	221
Interest income from cash and cash equivalents	61	46	149	78
Total investment income	10,126	11,530	34,400	35,984

EXPENSES
Interest and financing expenses	4,110	4,320	12,751	13,015
Base management fee	1,925	2,254	6,063	6,871
Incentive fees	-	-	1,497	244
General and administrative expenses	1,107	1,105	3,236	3,334
Expenses before incentive fee waiver	7,142	7,679	23,547	23,464
Incentive fee waiver	-	-	(288)	-
Total expenses, net of incentive fee waiver	7,142	7,679	23,259	23,464

NET INVESTMENT INCOME	2,984	3,851	11,141	12,520

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND WRITTEN CALL OPTION:
Net realized gain (loss) on investments:
Non-control/non-affiliate investments	-	9,874	(3,544)	(15,820)
Affiliate investments	12	93	2,288	956
Control investments	-	(3,669)	(19,656)	(5,315)
Net realized gain (loss) on investments	12	6,298	(20,912)	(20,179)
Net unrealized appreciation (depreciation) on investments:
Non-control/non-affiliate investments	1,518	(8,380)	4,539	18,847
Affiliate investments	1,218	11,730	(3,719)	5,727
Control investments	(4,015)	(32,100)	(17,999)	(31,722)
Net unrealized depreciation on investments	(1,279)	(28,750)	(17,179)	(7,148)
Net unrealized appreciation on written call option	-	6,795	-	6,795
Net realized and unrealized loss on investments and written call option	(1,267)	(15,657)	(38,091)	(20,532)
Tax benefit (provision)	-	(110)	(628)	1,185
Total net realized and unrealized loss on investments and written call option, net of taxes	(1,267)	(15,767)	(38,719)	(19,347)

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$1,717	$(11,916)	$(27,578)	$(6,827)

NET INCREASE (DECREASE) IN NET ASSETS PER SHARE RESULTING FROM OPERATIONS – BASIC AND DILUTED	$0.11	$(0.74)	$(1.71)	$(0.43)

WEIGHTED AVERAGE COMMON STOCK OUTSTANDING – BASIC AND DILUTED	16,133,365	16,001,919	16,097,908	15,981,154

DISTRIBUTIONS PAID PER SHARE	$0.25	$0.25	$0.75	$0.75